UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2026

Coya Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41583	85-4017781
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 San Felipe St., Suite 500
Houston, Texas	77057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 800 587-8170

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	COYA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On January 8, 2026, Coya Therapeutics, Inc. (the “Company”) issued a press release announcing positive results of an investigator-initiated proof of concept open-label study with low-dose IL-2 and CTLA4-Ig combination treatment in 9 patients with Frontotemporal Dementia (FTD) over a 6 month period. The study was led by Dr. Alireza Faridar and Dr. Stanley Appel at the Houston Methodist Neurological Institute (Houston, TX) with funding from The Peggy and Gary Edwards Endowment Fund. Study patients received subcutaneously administered CTLA4-Ig, along with a 5-day course of low-dose IL-2 every four weeks, for a total of 22 weeks of dosing and follow-up. The study enrolled 9 patients, and data demonstrated enhanced Treg numbers and function and cognitive function stability as measured by CDR-FTLD and Montreal Cognitive Assessment (MOCA).

Study Results

Safety and feasibility

Nine individuals clinically diagnosed with FTD were enrolled into this study. The primary endpoints were the incidence and severity of adverse events. The most common adverse event was erythema at the injection site (33.3% of individuals), which was mild and recovered spontaneously. No serious adverse events were observed during the study.

Treg Suppression

Treg suppressive function was significantly increased starting as early as 2 weeks after dosing and remained significantly amplified throughout the 22-week treatment period.

Treg Percentage followed a similar pattern as Treg suppressive function, with significant separation from baseline occurring as early as 2 weeks post dosing and remained significantly elevated through week 22.

CD25 mean fluorescence intensity (MFI) was significantly increased as early as 2 weeks after dosing and remained significantly elevated through 22 weeks.

FOXP3 MFI was significantly increased as early as 2 weeks after dosing.

Cognitive Measures

MOCA (Montreal Cognitive Assessment) scores remained unchanged at week 22, compared to baseline (Baseline, 13.5 and week 22, 14) suggesting no decline in cognitive function over the 22-week period.

CDR-FTLD scores did not significantly change at week 22 compared to baseline levels (Baseline, 4.8 and week 22, 5.5), suggesting no decline in cognitive and functional status of the enrolled individuals over the 22-week treatment period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COYA THERAPEUTICS, INC.

Date: January 8, 2026	By:	/s/ Arun Swaminathan Ph.D.
Arun Swaminathan Ph.D. Chief Executive Officer